Exhibit 99.2

# CAPSTEAD

# 2Q 2012 INVESTOR FACT SHEET

## ABOUT US

Capstead is based in Dallas, Texas and is listed on the New York Stock Exchange (symbol CMO). Having been formed in 1985, we hold the distinction of being the oldest of the publicly-traded mortgage REITs.

**Proven Strategy**
We invest in a leveraged portfolio of residential adjustable-rate mortgage ("ARM") securities issued and guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae.

Our investment strategy differentiates us from our peers because ARM securities reset to more current interest rates within a relatively short period of time allowing for:

- the recovery of financing spreads diminished during periods of rising interest rates, and
- smaller fluctuations in portfolio values from changes in interest rates compared to fixed-rate mortgage securities.

**Quality Assets**
Agency-guaranteed residential mortgage securities are considered to have little, if any, credit risk, particularly given federal government support for Fannie Mae and Freddie Mac. These mortgage investments are highly liquid and can be financed with multiple funding providers through standard repurchase arrangements.

**Conservatively Financed**
We prudently leverage our portfolio to provide financial flexibility needed to successfully manage through periods of changing market conditions, and we have long-standing relationships with numerous lending counterparties. Further, our use of interest rate swap agreements helps mitigate the effects of rising short-term interest rates.

**Experienced Management in a Stockholder Friendly Structure**
Our management team has 85 years of combined mortgage finance industry experience. We are self-managed with low operating costs and rely heavily on performance-based compensation. This structure greatly enhances the alignment of management interests with those of our stockholders.



Long-Term Investment Capital
(in millions)
Long-term Unsecured Borrowings, net
Preferred Stock, recorded amount
Common Stock
$860
$1,114
$1,127
$1,393
$1,580
$100
$189
$1,291
08
09
10
11
12*

*As of June 30, 2012



Portfolio Leverage*
$12.73 billion
$1.58 billion
8.05:1
Portfolio Leverage
Repurchase Arrangements and Similar Borrowings divided by Long-Term Investment Capital



Total Assets
(in millions)
$7,729
$8,629
$8,999
$12,845
$14,411
08
09
10
11
12*

**Capstead Mortgage Corporation**
8401 North Central Expressway • Suite 800
Dallas, Texas 75225-4410
www.capstead.com

CMO LISTED NYSE

2Q 2012

SECOND QUARTER HIGHLIGHTS

Reported earnings of $43.3 million, or $0.40 per diluted common share.

Declared second quarter dividend of $0.40 per common share.

Book value in creased by $0.19 to $13.2 3 per common share at June 30, 2012.

In creased investment portfolio by $787 million to $13.80 billion at June 30, 2012.

Portfolio leverage remained unchanged at 8.05 times long-term investment capital.

Total financing spreads averaged 1.37%, a decrease of 15 basis points.

Raised $62 million in new common equity capital during the quarter.

Operating costs as a percentage of average long-term investment capital decreased 13 basis points to 1.06%.

QUARTERLY RESULTS

June	30, March 31, Dec. 31, Sept. 30, June 30,

(In thousands, except per share data) 2012 2012 2011 2011 2011

Interest in come $ 65,963 $ 65,883 $ 63,981 $ 62,949 $ 63,194

Interest expense* (18,638) (1 6,290) (1 7,743) (17,9 30) (15,894)

Net interest margin 47,325 49,593 46,238 45,019 47,300

Miscellaneous other revenue (expense) 78 (104) (32) (45) (534)

Incentive compensation (1,295) (1,538) (1,548) (1,429) (1,487)

Salaries and benefits (1,682) (1,827) (1,698) (1,631) (1 ,672)

Other general and administrative expense (1,091) (954) (992) (911) (1 ,066)

(3,990) (4,423) (4,270) (4,016) (4,759)

Net income 43,335 45,170 41,968 41,003 42,541

Diluted earnings per common share 0.4 0 0.44 0.43 0.43 0.48

Common dividends per share 0.4 0 0.43 0.43 0.44 0.48

New equity capital 62,633 63,333 39,159 54,197 83,453

Common shares outstanding (EOQ) 97,456 92,951 88,287 85,256 81,311

* Including $2.2 million of interest charges on unsecured borrowings for each period presented.

Analysts

Firm Rating*

B. Riley & Co. Buy

Compass Point Research Neutral

Deutsche Bank Hold

FBR Capital Markets Outperform

JMP Securities LLC Buy

Keefe, Bruyette & Woods Outperform

Macquarie Outperform

RBC Capital Markets Sector perform

Sterne Agee Neutral

Stifel Nicolaus Buy

Wells Fargo Market Weight

Wunderlich Buy

Ownership % of Shares

Institution Outstanding**

BlackRock Fund Advisors 5.56

Wells Capital Management In c. 4.41

Vanguard Group In c. 3.92

Thornburg Investment Management In c 3.08

Clough Capital Partners LP 2.58

Jennison Associates LLC 2.35

State Street Global Advisors In c. 1.91

Northern Trust Global Investments Ltd. 1.82

JPMorgan Asset Management 1.81

Thompson Siegel & Walmsley LLC 1.62

Common Stock Information

NYSE Ticker: CMO

Price as of 8/10/12: $13.86

52-wk High/Low: $14.29 / $10.00

2Q Dividend: $0.40

Dividend yield: 11.5%

(based on annualized 2Q dividend)

2Q Avg Daily Vol: 864,000 shares

Series A/Series B

Preferred Stock Info

NYSE Ticker: CMOPRA / CMOPRB

Prices as of 8/10/12: $23.63 / $15.75

Redemption Price: $16.40 / $12.50

Liquidation Preference: $16.40 / $11.38

Conversion Ratio: 1.6574 / 0.6403

Annualized Dividend: $1.60 / $1.26

Dividend yield: 6.8% / 8.0%

Continuous Offering Program

When conditions warrant, we make

use of an at-the-market, continuous

offering program to raise additional

equity capital.

Total Average Financing Spreads

(in basis points)

223

174

159 156

137

FY FY FY FY Q2

08 09 10 11 12*

*As of June 30, 2012

*	As of August 10, 2012

** % based on available filings as of August 14, 2012 and shares outstanding as of June 30, 2012.

Capstead Mortgage Corporation

8401 North Central Expressway • Suite 800 • Dallas, Texas 75225-4410 800.358.2323 • invrel@ capstead.com • www.capstead.com